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                                                                   EXHIBIT 10.02

                    SEPARATION AGREEMENT AND GENERAL RELEASE

        THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made between Norwick Goodspeed ("Employee") and Ocular Sciences, Inc., a Delaware corporation ("Ocular").

                                     RECITAL

        Employee, a member of the Board, President and Chief Executive Officer of Ocular, and Ocular, desire to terminate the employment relationship between them and related matters on the terms and conditions described in this Agreement.

        N O W,  T H E R E F O R E, the parties hereby agree as follows:

        1. Employee and Ocular agree that Employee's employment with Ocular is hereby terminated effective April 20, 2000 (the "Termination Date") and Employee hereby resigns from all positions he holds in Ocular, including the positions of President and Chief Executive Officer and as a member of Ocular's Board of Directors, effective the Termination Date.

        2. Ocular will deliver to Employee on the Termination Date, or such other mutually agreed upon time, a final paycheck for all accrued wages, salary, bonuses, reimbursable expenses, and accrued but unused vacation pay due and owing to him from Ocular through the Termination Date, less applicable taxes and other withholding, in the amount of $20,684.01. Employee acknowledges that the foregoing amount is accurate except that Employee may submit additional reimbursable expenses, if any, to Ocular on or before May 1, 2000, not to exceed $1,000.00, and Ocular will issue a check for such expenses to Employee on or before May 15, 2000. Employee understands and agrees that effective on the Termination Date he is no longer authorized to incur any expenses or obligations or liabilities on behalf of Ocular.

        3. Ocular agrees to make a lump sum payment to Employee in the amount of $100,000 on the Termination Date (the "Severance Payment") less all applicable taxes and other withholding that Ocular is required to withhold in connection with the Severance Payment.

        4. Ocular will extend, at Employee's expense, for a period not to exceed 18 months, the health insurance coverage it currently provides Employee, or substantially similar coverage, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") if Employee so elects. Employee will have 60 days from the Termination Date to notify Ocular in writing of his election to continue coverage.

        5. Employee currently holds options to purchase an aggregate of up to 407,000 shares of Ocular's Common Stock. Employee's options for stock of Ocular shall terminate vesting as of the Termination Date. Accordingly, it is acknowledged and agreed that as of the Termination Date, Employee's options will be vested as to a total of 125,00 shares of Ocular Common Stock, and that other than such vested options Employee will not have any other rights



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to acquire, nor does he currently hold, any other stock or other equity interest of Ocular. The aggregate exercise price for Employee's vested shares as of the Termination Date is $2,991.250. Employee acknowledges that such options must be exercised, if at all, on or before July 20, 2000, and that there may be alternative minimum tax or other tax consequences as a result of such exercise. Employee will be responsible for any such taxes.

        6. Employee understands and agrees that on or about the Termination Date he will identify to Ocular and turn over to Ocular all files, memoranda, records (and copies thereof), credit cards, computer discs and other property in Employee's possession that are the property of Ocular. Employee further acknowledges that he has previously entered into an Employee Invention and Confidentiality Agreement dated 10/15/97 (the "Confidentiality Agreement") with Ocular, that various provisions thereof are intended to survive the termination of his employment relationship with Ocular, and that Employee will abide by all such obligations.

        7. The parties hereby acknowledge that Employee currently owes Ocular $450,000 pursuant to a [PROMISSORY NOTE DATED 1/12/98] (the "Note") which note is secured by a deed of trust dated 1/12/98 on Employee's residence (the "Deed of Trust"), together with Employee's options in the Company. The parties acknowledge that effective as of the Termination Date, the Company forgives 50% of the principal amount of the Note, or $225,000, and that the remaining 50% principal amount of the Note, or $225,000, shall be due and payable on October 20, 2000. Employee acknowledges that the Deed of Trust and other security interests remain in full force and effect until the Note is paid in full, and that he will be responsible for any tax obligations arising from the forgiveness of principal described above.

        8. Except for the agreements set forth herein and the continuing obligations of Employee under the Confidentiality Agreement, the Note, the Deed of Trust and other related security agreement and documents, and any obligations of Employee under that certain Employment Agreement dated 10/15/1997 that by their terms continue in force past termination of Employee's employment, each party to this Agreement hereby forever releases and discharges the other, its successors, subsidiaries, heirs, employees, officers, directors and agents, from any and all claims, liabilities, expenses, demands and causes of action, known or unknown, fixed or contingent, which such party has or may hereafter have arising out of or in any way connected with Employee's employment or other relationship with Ocular, including the cessation of his employment.

        9. Employee understands and agrees that in consideration of the foregoing, any current or future rights to pursue any and all remedies available in any country, state, province or other jurisdiction in the world under any employment-related causes of action, are hereby waived including without limitation:

            (a) claims of wrongful discharge, defamation, emotional distress, breach of contract, breach of the covenant of good faith and fair dealing; and

            (b) claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the 1964 Civil Rights Act, as amended; the California Fair Employment



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and Housing Act, as amended, the Equal Pay Act of 1963, as amended; California
Labor Code Section 1197.5, as amended; the Civil Rights Act of 1866, as amended; and any other laws and regulations relating to employment discrimination.

            Notwithstanding any provisions in this Agreement to the contrary, the releases given under this Agreement shall not extend to any rights, claims or causes of action currently unknown to Employee hereafter arising with respect to Employee's rights regarding future medical benefits arising under COBRA.

        10. Each party to this Agreement expressly acknowledges that the releases set forth above are intended to apply to both known and unknown claims, causes of action, etc., and accordingly hereby waives and relinquishes any right or benefit available to such party in any capacity under the provisions of section 1542 of the Civil Code of California.

        THESE RELEASES EXTEND TO CLAIMS WHICH THE PARTIES DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR, EVEN IF KNOWN BY THEM WOULD HAVE MATERIALLY AFFECTED THEIR DECISION TO ENTER INTO ITS RELEASE. THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS, AND WAIVE ANY RIGHTS OR BENEFITS THEREUNDER:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        11. Employee hereby acknowledges that he has read and understands the releases set forth in Sections 8, 9, and 10 above (collectively, the "Release") and has executed this Agreement voluntarily and without coercion. Employee further acknowledges that he was given 21 days within which to consider the Release; that he was advised by Ocular to consult with an attorney of his own choosing concerning the waivers contained in the Release; that he has done so or has had the opportunity to do so and that the waivers made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

            Employee understands that for a period of seven days after signing this Agreement (which includes the Release) he has the right to revoke it and that this Agreement, including but not limited to the Release, shall not become effective or enforceable until after those seven days.

        12. Employee represents and acknowledges that he has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between the parties, and that he has had the opportunity to discuss this Agreement with his counsel. This Agreement supersedes any and all prior agreements or understandings between the parties, including all corporate policies, practices or procedures pertaining to the subject matter of this Agreement, except as expressly set forth herein. Employee represents that he has full authority to enter into this Agreement and that no other person has any claim or interest in the



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of this Agreement, except as expressly set forth herein. Employee represents that he has full authority to enter into this Agreement and that no other person has any claim or interest in the matters described herein, and that this Agreement is binding on himself his estate, heirs and assigns.

        13. Employee agrees that for a period of one year from the date hereof, he will not solicit, encourage, induce or assist, directly or indirectly, any Ocular suppliers, customers, employees or consultants to terminate or substantially decrease his, her or its relationship with Ocular.

        14. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

        15. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permitted by law, and the balance of this Agreement shall remain in full force and effect and shall be interpreted so as to effect the intent of the parties.

        16. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Ocular and Employee.

        PLEASE READ CAREFULLY. THIS SEPARATION AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

       Executed at Ocular Sciences, Inc. this 20th day of April, 2000.


By     /s/ NORWICK GOODSPEED
       ------------------------------               ---------------------------
       Norwick Goodspeed

       Executed at Ocular Sciences, Inc. this 20th day of April, 2000.


OCULAR SCIENCES, INC.

By: /s/ JOHN FRUTH
   ------------------------------

Its: Chairman of the Board
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